Exhibit 10.27

House Lease Contract

Lessor (hereinafter referred to as Party A): Hangzhou Tianxia Weaving Co., Ltd.

Lessee (hereinafter referred to as Party B): Hangzhou Shanyou Medical Equipment Co., Ltd.

After full consultation, in accordance with the principle of honesty and credit, and in accordance with the relevant national policies and regulations, both parties agree to the following lease contract in order to jointly comply with the implementation.

I. The address of the house for rent: The west half of the north workshop and the steel shed in the northwest corner of the plant of Hangzhou Tianxia Weaving Co., Ltd.

II. Lease purpose: Party B rented Party A’s house for sterilization workshop and warehouse

III. Lease term: From December 1, 2021 to May 31, 2022, a total of six months.

IV. Lease amount: RMB one hundred and forty thousand (including tax)

V. Deposit: None

VI. Payment: One-off payment at the date of the contract.

VII. Housing handover: After Party B pays all the housing rent and deposit on the day of contract, Party A will hand over the keys of the housing to Party B and give the right to use the housing to Party B. After the contract is terminated, Party B needs to handle it according to Article XII of this Contract.

VIII. During the lease period: 1. During the lease period, the water, electricity, telephone, elevator, property, sewage and other taxes such as personal income tax, property tax and land use tax shall be paid by Party B. Party B shall pay the rent and deposit to Party A strictly in accordance with the time stipulated in Article VII of this Contract. If the rent is overdue, Party B shall pay the stipulated rent in addition to the late payment fee of RMB three hundred and fifty for each day overdue. If the overdue date exceeds 30 days, Party A has the right to repossess the house, and automatically terminate the contract, hold Party B liable for breach of contract, and have the right to dispose of all items left in the leased house by Party B 2. During the lease period, Party B shall not terminate the contract early, if Party B terminates the contract early, the rent and deposit paid shall not be returned to Party B, and Party A shall be compensated for 6 months’ rent. If Party A terminates the contract early (except for force majeure factors), Party B shall be compensated double the deposit. 3. During the lease period, if Party A sells the house, Party B shall be notified one month in advance, and under the same conditions, Party B shall have the preemptive right. If Party A transfers the house in accordance with the legal procedures, after the transfer, this Contract will continue to be valid for the new house owner and Party B.

IX. Use and decoration of the house: 1. Party B must use Party A’s house according to the contract, if the use is changed, Party A must first agree before changing the use of the house: 2. Party B must use the house legally and cannot do illegal things in the leased house. 3. Party B cannot sublet the leased house to a third party. If it is sublet to a third party, Party B shall compensate Party A for double the annual rent, and the deposit and the rent paid shall not be refunded.

4. If Party B needs to renovate, the renovation plan and drawings should be submitted to Party A for review before the renovation, and Party A’s consent shall be obtained before renovation, and Party B’s renovation shall not damage the original structure of the house and shall not cause unsafe hazards. 5. During Party B’s lease period, Party A shall not be responsible for the repair and maintenance of the house, and Party B shall be responsible for the repair and maintenance of the house, and all costs incurred shall be borne by Party B. 6. Party B shall remove part of the wall between the rented workshop and the steel shed to facilitate the passage of personnel and goods. 7. Party B needs to demolish a channel in the northwest corner of the wall of Party A’s plant to facilitate Party B’s access to the rented plant. 8. After the expiration of the contract, the site is restored to its original state, and if there are special circumstances that do not require restoration or demolition, Party A and Party B shall negotiate again.

X. At the expiration of contract, Party B must contact Party A 3 months in advance to discuss whether to renew the lease. If Party B requests to renew the lease, Party B must contact Party A 1 month in advance to re-sign the lease contract at the end of the lease period. Under the same conditions, Party B has the first right of lease: If Party B does not renew the lease, Party B will hand over the house to Party A, and the fixed renovation such as walls and floors in the house are owned by Party A. All other movable items are owned by Party B.

XI. Termination of the Contract

1. Party B needs to pay all the fees agreed in the contract that belong to Party B. If Party A finds out that Party B has unpaid fees, Party A will pursue Party B’s economic responsibility, and if the deposit paid is not enough to offset the unpaid fees, Party B needs to make up the unpaid fees to Party A.

2. If Party B uses this house to register other registrations such as industrial and commercial taxation, it is necessary to complete the industrial and commercial taxation and other cancellation procedures registered with this house within one week of the termination of the contract, and after completion of the procedures, it is necessary to give Party A one copy of the completed information, otherwise it will be regarded as a breach of contract and the deposit will not be refunded: any loss caused to Party A shall be borne by Party B..

3. Party B needs to remove the things belonging to Party B from the house before the termination date of the contract, to clean the house and to handle the handover procedure of the house with Party A.

4. After Party B completes the housing handover procedures and pays off all the fees, Party A will refund the deposit to Party B within two months after one month from the date of acceptance by Party A.

XII. Rights and Obligations of Both Parties

(I) Party A may unilaterally terminate the contract early and take back the house if Party B has one of the following circumstances.

1. Party B sublets, transfers or lends the house without permission:

2. Party B uses the house for illegal activities and damages the public interest:

3. Party B is responsible for overdue rent and related expenses for fifteen days.

(II) If Party B needs to terminate the lease contract during the tenancy period, Party A’s consent shall be obtained. If Party A does not agree to Party B’s early termination of the lease contract, Party B shall pay Party A six months’ rent as liquidated damages. After the expiration of the contract, if Party B does not relocate after the expiration date, Party A has the right to resolve the matter through arbitration or litigation procedures, and Party B shall be responsible for compensation for any loss suffered by Party A as a result.

(III) After the expiration of this Contract, Party B has the right to renew the lease on equal conditions.

(IV) If the rent and related property fees are not paid on time due to Party B’s responsibility, overdue fine of three thousandths of the total amount of fees owed by Party B will be charged daily. If Party B leaves without any check-out fee during the lease period, the property fees owed shall be borne by Party B.

(V) Party B shall ensure the normal use of the house, facilities, etc. Party B shall be responsible for repairing the damage to the house and indoor facilities caused by Party B during the lease period, and shall compensate for the loss of Party A if it cannot be repaired.

(VI) Party A shall not take back the house without any reason. If it is necessary to repossess, Party A shall notify Party B three months in advance and obtain Party B’s consent, except as agreed by both parties. Party A and Party B are obliged to inform the property company.

(VII) If Party B leaves the leased house without going through any written procedures for early release or termination of the lease, and if Party B cannot be contacted and has no specific reply, Party A has the right to enter the leased house and remove or vacate the items left by Party B in the leased house belonging to Party B, and the act is not an infringement, and all costs owed by Party B shall be borne by Party B.

(VIII) Party B shall not damage the existing renovation and main body of the house during the lease period, and if secondary renovation is needed, the renovation plan shall be submitted to Party A and the property customer service center.

(IX) Party B shall comply with the provisions of the notice to property owners.

(X) Party B needs to provide Party A with a copy of the company’s business license and a copy of the legal person’s and manager’s ID card (both need to be sealed with official seal) and telephone number and address. If there is a change in contact information, a written notice should be sent to Party A in a timely manner.

XVII. Matters not covered herein shall be subject to relevant provisions of the Contract Law, and supplementary agreements may be made by mutual agreement of both parties, and the supplementary agreements shall have the same legal effect as this Contract.

XVIII. All disputes arising in the course of the performance of this Contract may be settled by mutual consultation, and if consultation fails, litigation may be filed with Xiaoshan District People’s Court.

XIX. If Party B has registered a company with the house as its registered address, the deposit will be refunded only after Party B changes the registered address of the company registered here and presents the business license of the company after the change of address after the lease is terminated.

XX. This Contract is made in duplicate with each party holding one copy, and shall come into force on the date of signature by both parties each party holds one copy

Party A:	Party B: Zhang Guoli (signature)
ID No.: 339005198704278725	ID No.: 339005199211088725
Address:	Address:
Tel.:	Tel.:
December 1, 2021	December 1, 2021

Hangzhou Tianxia Weaving Co., Ltd.	Hangzhou Shanyou Medical Equipment Co. Ltd.
Special seal for contract (seal)	Special seal for contract (seal)

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